Exhibit 99.3

INSTRUCTIONS TO REGISTERED HOLDERS AND/OR DTC PARTICIPANTS

ENTRAVISION COMMUNICATIONS CORPORATION

Offer to Exchange All of Our Outstanding

8.750% Senior Secured First Lien Notes due 2017

(CUSIP Nos. 29382T AC1 and U2937A AB4)

For

Our new 8.750% Senior Secured First Lien Notes due 2017

That Have Been Registered

Under the Securities Act of 1933

Pursuant to the Prospectus dated                 , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR BEFORE THE EXPIRATION TIME.

Instructions to Registered Holder and/or DTC Participant

from Beneficial Owner

of

8.750% Senior Secured First Lien Notes Due 2017

of

Entravision Communications Corporation

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the prospectus, dated                  , 2010 (the “Prospectus”) of Entravision Communications Corporation, a Delaware corporation (the “Company”), and the subsidiaries of the Company named therein and the accompanying Letter of Transmittal (the “Letter of Transmittal”), for the Company’s offer to exchange up to $400,000,000 in aggregate principal amount of the Company’s new 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding unregistered 8.750% Senior Secured First Lien Notes due 2017 (the “Outstanding Notes”). Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Prospectus. The Prospectus and the Letter of Transmittal, as each may be amended, supplemented or otherwise modified from time to time, constitute the Company’s offer (the “Exchange Offer”).

This will instruct you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate principal amount of Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$             of the outstanding 8.750% Senior Secured First Lien Notes due 2017.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if less than all):

$             of the outstanding 8.750% Senior Secured First Lien Notes due 2017.

☐	NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that: (i) any Exchange Notes to be received by the undersigned pursuant to the Exchange Offer are being acquired in the ordinary course of the undersigned’s business; (ii) the undersigned has no arrangement or understanding with any person to participate, and is not participating, in the distribution of the Exchange Notes within the meaning of the Securities Act; (iii) the undersigned is not an “affiliate” of the Company or any guarantor within the meaning of Rule 405 of the Securities Act; and (iv) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, the undersigned represents that the Outstanding Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities, and the undersigned acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes received in exchange for such Outstanding Notes; provided, however, that by so acknowledging and by delivering a prospectus in connection with the resale of the Exchange Notes, the undersigned will not be deemed to admit that the undersigned is an “underwriter” within the meaning of the Securities Act, and the undersigned will comply with the applicable provisions of the Securities Act with respect to the resale of any Exchange Notes.

SIGN HERE

Name of Beneficial Owner(s)

Signature(s)

Name(s) (please print)

Address

Telephone Number

Taxpayer Identification or Social Security No.

Date

3